UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2019

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1401 Enclave Parkway, Suite 600

Houston, Texas 77077

(Address of principal executive offices, including zip code)

(281) 589-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CPE	New York Stock Exchange
10.0% Series A Cumulative Preferred Stock	CPE.A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On July 14, 2019, Callon Petroleum Company, a Delaware corporation (“Callon”), and Carrizo Oil & Gas, Inc., a Texas corporation (“Carrizo”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for Callon’s acquisition of Carrizo. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Carrizo will merge with and into Callon, with Callon as the surviving corporation (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of Carrizo common stock, par value $0.01 per share (“Carrizo Common Stock”), will be converted into the right to receive 2.05 shares (the “Exchange Ratio”) of Callon common stock, par value $0.01 per share (“Callon Common Stock”). Following the closing of the Merger, Callon’s existing stockholders and Carrizo’s existing shareholders will own approximately 54% and 46%, respectively, of the outstanding shares of the combined company.

Callon’s board of directors has unanimously (i) declared advisable and approved the Merger Agreement and the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger, the issuance of shares of Callon Common Stock in connection with the Merger and the amendment of Callon’s certificate of incorporation to increase the number of shares of Callon Common Stock authorized thereunder, (ii) resolved to recommend that Callon’s stockholders approve and adopt the Merger Agreement and the transactions contemplated thereby and (iii) directed that the approval and adoption of the Merger Agreement, the Merger and the other transactions set out in clause (i) above be submitted for adoption and approval by Callon’s common stockholders.

Callon and Carrizo intend that, for U.S. federal income tax purposes, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Merger Agreement is intended to constitute and is adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

Governance

The Merger Agreement provides that, upon consummation of the Merger, the board of directors of Callon will consist of the eight members of the board of directors of Callon immediately prior to the Effective Time and three members of the board of directors of Carrizo, two of such directors to be chosen by Carrizo and one such director to be chosen by Callon (such three individuals, together, the “Designated Directors”), with the Designated Director designated by Callon being appointed as a Class III director, with a term ending at the 2021 annual meeting of the stockholders of Callon, and the two Designated Directors designated by Carrizo being appointed as Class I directors, each with a term ending at the 2022 annual meeting of the stockholders of Callon. Additionally, the Merger Agreement provides that, upon consummation of the Merger, the officers of Callon immediately prior to the Effective Time shall be the officers of the combined company.

Conditions to the Merger

The closing of the Merger is conditioned on certain conditions, including, among others, (i) the approval of the issuance of new Callon Common Stock in the Merger by a vote of the holders of a majority of the Callon Common Stock having voting power and present or represented by proxy at the special meeting of Callon stockholders to adopt the Merger Agreement and approve the transactions contemplated thereby, (ii) the approval of certain amendments to Callon’s certificate of incorporation to increase the authorized number of shares of Callon Common Stock by a vote of the holders of a majority of the issued and outstanding shares of Callon Common Stock entitled to vote thereon, (iii) the adoption of the Merger Agreement and the Merger by a vote of the holders of a majority of the issued and outstanding shares of Callon Common Stock entitled to vote thereon (the conditions in (i), (ii) and (iii), collectively, the “Callon Stockholder Approvals”), (iv) the approval of the Merger Agreement by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Carrizo Common Stock entitled to vote thereon (the “Carrizo Common Shareholder Approval”),

(v) either (a) the approval of the holders of a majority of the outstanding shares of Carrizo’s 8.875% redeemable preferred stock, par value $0.01 per share (“Carrizo Preferred Stock”), entitled to vote thereon in favor of the Merger Agreement having been obtained or (b) the Preferred Deposit (as defined in the Merger Agreement) having been deposited and the Preferred Redemption (as defined in the Merger Agreement) having occurred, (vi) the absence of any law or order prohibiting the consummation of the Merger, (vii) the effectiveness of the registration statement on Form S-4 pursuant to which the shares of Callon Common Stock issuable in the Merger are registered with the Securities and Exchange Commission (the “SEC”), (viii) the authorization for listing of Callon Common Stock issuable in the Merger on the New York Stock Exchange, (ix) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Act (the “HSR Condition”) and (x) delivery of opinions of counsel to Carrizo and Callon to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

Termination Rights

The Merger Agreement contains certain termination rights for both Callon and Carrizo, including, among others:

(a)

by either Callon or Carrizo if the other party’s board of directors changes its recommendation with respect to the transactions contemplated by the Merger Agreement or if the other party willfully breaches the covenant not to solicit alternative business combination proposals from third parties;

(b)

by Carrizo, if its board of directors changes its recommendation with respect to the transactions contemplated by the Merger Agreement and substantially concurrently therewith Carrizo enters into an acquisition agreement providing for a Company Superior Proposal (as defined in the Merger Agreement);

(c)	by Callon or Carrizo, if either the Callon Stockholder Approvals or the Carrizo Common Shareholder Approval shall not have been obtained;

(d)

by Callon or Carrizo, if the other party breaches or fails to perform any of its representations, warranties or covenants in the Merger Agreement that cannot be or is not cured in accordance with the terms of the Merger Agreement and such breach or failure to perform would cause applicable closing conditions not to be satisfied; and

(e)

by Callon or Carrizo, if the Merger shall not have been consummated by February 14, 2020 (with a possible extension to April 14, 2020 if all of the conditions to closing other than certain specified conditions, including the HSR Condition, have been satisfied).

If the Merger Agreement is terminated by Callon in accordance with clause (a) or by Carrizo in accordance with clause (b), then Carrizo shall be required to pay Callon a termination fee of $47.4 million (the “Carrizo Termination Fee”), and if the Merger Agreement is terminated by Carrizo in accordance with clause (a), then Callon shall be required to pay Carrizo a termination fee of $57.0 million (the “Callon Termination Fee”). If the Merger Agreement is terminated in accordance with clause (c), (d) or (e), then Callon or Carrizo, as the breaching party, shall be required to pay the non-breaching party the Callon Termination Fee or the Carrizo Termination Fee, as applicable, if after the date of the Merger Agreement, an acquisition proposal by a third party is publicly announced or known and not withdrawn in a timely manner, and the breaching party, among other things, enters into or consummates an alternative transaction within 12 months of termination of the Merger Agreement. In addition, if the Merger Agreement is terminated by either party in accordance with clause (e), and at the time of such termination the Callon Stockholder Approvals or the Carrizo Common Shareholder Approval, as applicable, was not yet obtained and the non-breaching party would have been permitted to terminate the Merger Agreement pursuant to clause (a), then Callon or Carrizo, as the breaching party, shall be required to pay the non-breaching party the Callon Termination Fee or the Carrizo Termination Fee, as applicable. If the Merger Agreement is terminated in accordance with clause (c) in circumstances where the Carrizo Termination Fee or Callon Termination Fee would not otherwise be payable, then Callon or Carrizo, as the breaching party, shall be required to pay the non-breaching party up to $7.5 million for costs, fees and expenses incurred by such non-breaching party in connection with the Merger.

In addition to the foregoing termination rights, either party may terminate the Merger Agreement if a governmental entity issues a final, non-appealable order or decree permanently restraining, enjoining or prohibiting the transactions contemplated by the Merger Agreement. The parties may also mutually agree to terminate the Merger Agreement.

If Callon’s board of directors changes its recommendation with respect to the transactions contemplated by the Merger Agreement, Callon will, unless Carrizo terminates the Merger Agreement, be required to submit the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement to a vote of Callon stockholders at the Callon stockholders’ meeting notwithstanding a change in recommendation by Callon’s board of directors.

Treatment of Carrizo Equity Awards

The Merger Agreement provides for the following treatment of Carrizo equity awards granted under Carrizo’s equity incentive plans (the “Carrizo Stock Plans”):

(i)

Each share of Carrizo restricted stock that is outstanding as of immediately prior to the Effective Time shall, as of the Effective Time, vest and convert into 2.05 shares of Callon Common Stock, subject to any applicable withholding taxes;

(ii)

Except with respect to Special RSU Awards (as defined below), each Carrizo restricted stock unit that is outstanding as of immediately prior to the Effective Time shall, as of the Effective Time, automatically be cancelled and converted into a vested right to receive a number of shares of Callon Common Stock that is equal to the product of (a) the number of shares of Carrizo Common Stock subject to such Carrizo restricted stock unit as of immediately prior to the Effective Time, multiplied by (b) the Exchange Ratio, rounded up to the nearest whole share, subject to any applicable withholding taxes;

(iii)

Carrizo restricted stock units award granted to a new hire in accordance with the terms of the Merger Agreement following July 14, 2019 (collectively, the “Special RSU Awards”) and one award previously made to an employee of Carrizo will be assumed by Callon at the Effective Time and converted into a restricted stock unit award of Callon with respect to a number of shares of Callon Common Stock that is equal to the product of (a) the number of shares of Carrizo Common Stock subject to the Special RSU Award as of immediately prior to the Effective Time, multiplied by (b) the Exchange Ratio, rounded up to the nearest whole share, and otherwise will be subject to the same terms and conditions as the Special RSU Awards;

(iv)

Each award of Carrizo performance shares that is outstanding as of immediately prior to the Effective Time shall, as of the Effective Time, automatically be cancelled and converted into a vested right to receive a number of shares of Callon Common Stock that is equal to the product of (a) the greater of (1) the target number of shares of Carrizo Common Stock subject to such Carrizo performance share award as of immediately prior to the Effective Time and (2) the number of shares of Carrizo Common Stock to be earned based on actual achievement of the performance criteria set forth in the applicable award agreement, measured based on a shortened performance period that ends as of the close of the business day prior to the Effective Time (if such performance is determinable, and as determined by Carrizo’s board of directors immediately prior to the Effective Time), multiplied by (b) the Exchange Ratio, rounded up to the nearest whole share; and

(v)

Each Carrizo stock appreciation right (“Carrizo SAR”) that is outstanding as of immediately prior to the Effective Time shall, as of the Effective Time, automatically be cancelled and converted into a vested stock appreciation right covering the number of shares of Common Stock (“Converted Callon SAR”) that is equal to the product of (a) the number of shares of Carrizo Common Stock subject to such Carrizo SAR as of immediately prior to the Effective Time, multiplied by (b) the Exchange Ratio, rounded down to the nearest whole share. The per share exercise price of the Converted Callon SAR shall be equal to the exercise price per share of the Carrizo SAR divided by the Exchange Ratio, rounded up to the nearest whole cent. Following the Effective Time, the Converted Callon SAR shall be subject to such other terms and conditions as applied to the corresponding Carrizo SAR immediately prior to the Effective Time, provided that the Converted Callon SAR will remain exercisable for its full original term without regard to any continuing service requirement.

As of the Effective Time, Callon shall assume the obligations of Carrizo under the Carrizo Stock Plans and shall assume such plans for purposes of employing such plans to govern the Converted Callon SARs and, in its discretion, to make grants of equity-based awards relating to Callon Common Stock following the Effective Time.

Treatment of Carrizo Warrants

Under the terms of the Merger Agreement, the right of a holder of Carrizo’s currently outstanding warrants to acquire shares of Carrizo Common Stock will, in accordance with the applicable warrant agreement, be converted into the right to acquire the amount of Callon Common Stock that such holder would have received upon exercise of such warrants immediately prior to the Effective Time.

Other Terms of the Merger Agreement

Callon and Carrizo each have made customary representations, warranties and covenants in the Merger Agreement, in each case generally subject to customary materiality qualifiers. Among other things, each party has agreed, subject to certain exceptions, (i) to conduct its business in the ordinary course, from the date of the Merger Agreement until the Effective Time, and not to take certain actions prior to the closing of the Merger without the prior written consent of the other party, (ii) not to solicit alternative business combination transactions and (iii) subject to certain exceptions, not to engage in discussions or negotiations regarding any alternative business combination transactions.

Voting and Support Agreements

Concurrently with the execution and delivery of the Merger Agreement, each member of Carrizo’s board of directors, in his or her capacity as a shareholder, entered into a voting and support agreement (the “Support Agreements”) with Callon to vote all shares of Carrizo Common Stock beneficially owned by such individual (i) in favor of the approval of the Merger Agreement and (ii) against specified actions that would adversely affect, discourage or delay the Merger, including specified actions that contemplate alternative transactions. Each such individual also granted to Callon an irrevocable proxy to vote such Carrizo Common Stock as provided above.

The foregoing description of the Merger Agreement and the Support Agreements is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and the form of Support Agreement, which is filed as Exhibit 10.1 hereto, both of which are incorporated herein by reference.

The Merger Agreement and the above description of the Merger Agreement have been included in this Current Report on Form 8-K to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about Callon, Carrizo or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Callon, Carrizo or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Callon or Carrizo. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Callon or Carrizo and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the SEC.

Item 2.02.	Results of Operations and Financial Condition

On July 15, 2019, Callon issued the press release attached as Exhibit 99.1, which includes certain preliminary estimated results of operations for the quarter ended June 30, 2019.

The information presented in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless Callon specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 7.01	Regulation FD Disclosure

On July 15, 2019, Callon and Carrizo issued a joint press release announcing the execution of the Merger Agreement and later that day held a joint conference call with investors to discuss the proposed Merger. A copy of the press release, the presentation used in connection with the investor conference call and the transcript of the investor conference call are attached as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, and each are incorporated by reference into this Item 7.01.

Additionally, on July 15, 2019, Callon’s President and Chief Executive Officer disseminated a letter to Callon’s employees discussing the proposed Merger, which is attached as Exhibit 99.4, and a letter to Carrizo’s employees discussing the proposed Merger, which is attached as Exhibit 99.5, both of which are incorporated by reference into this Item 7.01.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, unless Callon specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

No Offer or Solicitation

Communications in this Current Report on Form 8-K do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed Merger or otherwise, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Communications in this Current Report on Form 8-K do not constitute a notice of redemption with respect to or an offer to purchase or sell (or the solicitation of an offer to purchase or sell) any preferred stock of Carrizo.

Additional Information and Where to Find It

In connection with the proposed Merger, Callon and Carrizo intend to file materials with the SEC, including a Registration Statement on Form S-4 of Callon (the “Registration Statement”) that will include a joint proxy statement of Callon and Carrizo that also constitutes a prospectus of Callon. After the Registration Statement is declared effective by the SEC, Callon and Carrizo intend to mail a definitive proxy statement/prospectus to stockholders of Callon and shareholders of Carrizo. This Current Report on Form 8-K is not a substitute for the joint proxy statement/prospectus or the Registration Statement or for any other document that Callon or Carrizo may file with the SEC and send to Callon’s stockholders and/or Carrizo’s shareholders in connection with the proposed Merger. INVESTORS AND SECURITY HOLDERS OF CALLON AND CARRIZO ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY CALLON AND CARRIZO WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CALLON, CARRIZO AND THE PROPOSED MERGER.

Investors will be able to obtain free copies of the Registration Statement and joint proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by Callon and Carrizo with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Callon will be available free of charge from Callon’s website at www.callon.com under the “Investors” tab or by contacting Callon’s Investor Relations Department at (281) 589-5200 or IR@callon.com. Copies of documents filed with the SEC by Carrizo will be available free of charge from Carrizo’s website at www.carrizo.com under the “Investor Relations” tab or by contacting Carrizo’s Investor Relations Department at (713) 328-1055 or IR@carrizo.com.

Participants in the Proxy Solicitation

Callon, Carrizo and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Callon’s stockholders and Carrizo’s shareholders in connection with the proposed merger. Information regarding the executive officers and directors of Callon is included in its definitive proxy statement for its 2019 annual meeting filed with the SEC on March 27, 2019. Information regarding the executive officers and directors of Carrizo is included in its definitive proxy statement for its 2019 annual meeting filed with the SEC on April 2, 2019. Additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Registration Statement and joint proxy statement/prospectus and other materials when they are filed with the SEC in connection with the proposed merger. Free copies of these documents may be obtained as described in the paragraphs above.

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this Current Report on Form 8-K concerning the proposed Merger, including any statements regarding the expected timetable for completing the proposed Merger, the results, effects, benefits and synergies of the proposed Merger, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding Callon’s or Carrizo’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, failure to obtain the required votes of Callon’s stockholders or Carrizo’s shareholders to approve the Merger and related matters; whether any redemption of Carrizo’s preferred stock will be necessary or will occur prior to the closing of the Merger; the risk that a condition to closing of the proposed Merger may not be satisfied, that either party may terminate the Merger Agreement or that the closing of the proposed Merger might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Merger; the diversion of management time on Merger-related issues; the ultimate timing, outcome and results of integrating the operations of Callon and Carrizo; the effects of the business combination of Callon and Carrizo, including the combined company’s future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; regulatory approval of the Merger; the effects of commodity price changes; and the risks of oil and gas activities. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional factors that could cause results to differ materially from those described above can be found in Callon’s Annual Report on Form 10-K for the year ended December 31, 2018 and in its subsequent Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, each of which is on file with the SEC and available from Callon’s website at www.callon.com under the “Investors” tab, and in other documents Callon files with the SEC, and in Carrizo’s Annual Report on Form 10-K for the year ended December 31, 2018 and in its subsequent Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, each of which is on file with the SEC and available from Carrizo’s website at www.carrizo.com under the “Investor Relations” tab, and in other documents Carrizo files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Callon nor Carrizo assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of July 14, 2019, by and between Callon and Carrizo

10.1*	Form of Voting and Support Agreement, dated as of July 14, 2019, by and between Callon and certain Carrizo shareholders

99.1	Joint Press Release issued by Callon and Carrizo, dated July 15, 2019

99.2	Presentation for Joint Investor Conference Call held by Callon and Carrizo on July 15, 2019

99.3	Transcript of Joint Investor Conference Call held by Callon and Carrizo on July 15, 2019

99.4	Letter to Callon employees, dated July 15, 2019

99.5	Letter to Carrizo employees, dated July 15, 2019

*

Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Callon agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

July 15, 2019	/s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
President and Chief Executive Officer